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                                                                   Exhibit 10.39

                AMENDMENT TO EMPLOYMENT AGREEMENT BY AND BETWEEN

                     PROXIM CORPORATION AND FRANCO PLASTINA

         This amendment (the "Amendment") is effective as of May 2, 2003, by and between Proxim Corporation (the "Company") and Franco Plastina ("Executive").

         WHEREAS, the parties to this Amendment entered into an Employment Agreement effective as of April 24, 2003 (the "Agreement") and now wish to amend the Agreement as herein provided.

         WHEREAS, the Company, by way of board action, previously granted to Executive an option to purchase 3,000,000 shares of the Company's common stock (the "New Option") subject to a three (3) year vesting schedule, with 1/3 of the shares subject to the option vesting on the one (1) year anniversary of the date of grant and 1/12 of the shares subject to the option vesting each three (3) month period thereafter, such that all shares subject to the option will be vested and exercisable on the third anniversary of the date of grant,

         WHEREAS, the three year vesting schedule for the New Option was correctly memorialized in the stock option agreement evidencing the New Option,

         WHEREAS, due to a scrivener's error, the vesting schedule of the New Option provided for in the Agreement erroneously provided for a four (4) year vesting schedule, and

         WHEREAS, the parties to this Amendment now wish to amend the Agreement to reflect the correct three (3) year vesting schedule applicable to the New Option.

         NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties to this Amendment hereby agree as follows:

         1. Section Five (5) of the Agreement is amended and restated in its entirety to read as follows:

         "5. New Option Grant. Within thirty (30) days following the Effective Date, Executive shall be granted a stock option to purchase 3,000,000 shares of the Company's common stock (the "New Option"). The New Option shall have an exercise price equal to the fair market value of the Company's common stock on the date of grant and shall vest and become exercisable over a term of three (3) years as set forth in Executive's stock option agreement. The New Option shall have a maximum term of ten (10) years from the date of grant (subject to earlier expiration in the event of the termination of Executive's employment with the Company) and shall be subject to the terms and conditions of the Company's 2002 Nonstatutory Stock Option Merger Plan and form of stock option agreement, as modified by the plan administrator in consultation with the Company's legal and financial advisors to the extent deemed advisable to maintain its consistency with the terms and conditions of this Agreement."

         2. Except as provided herein, all other terms and conditions of the Agreement and the stock option agreement evidencing the New Option shall remain in effect and unchanged.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by each such party's duly authorized officers and agents effective as of the date first written above.

                                          PROXIM CORPORATION

                                          By: /s/ David L. Thompson
                                              ---------------------------------
                                              David L. Thompson
                                              Chief Financial Officer
                                              and Executive Vice President

                                          EXECUTIVE

                                          By:  /s/ Franco Plastina
                                               -------------------------------
                                               Franco Plastina










     [Signature page to Amendment to Employment Agreement, Franco Plastina]


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